Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 17, 2012, in the Registration Statement (Form S-1) of OvaScience, Inc for the registration of 7,630,683 shares of its common stock.

/s/ Ernst & Young LLP

Boston, MA

August 28, 2012